Exhibit 10.31

From: Clarke Neumann

Sent: Thursday, November 19, 2020 10:33 AM

To: Miller, Grant E

Cc:

Subject: RE: EXTERNAL - RE: Progenity/UHC Settlement Payments - PROGENITY CONFIDENTIAL INFORMATION

Grant, thank you very much. Very much. We appreciate it, thank you.

We are in agreement as you have written below.

Best Regards, Clarke

Clarke Neumann

Senior Vice President General Counsel & Secretary

Office                 | Mobile

From: Miller, Grant E

Sent: Thursday, November 19, 2020 10:30 AM

To: Clarke Neumann

Cc:

Subject: RE: EXTERNAL - RE: Progenity/UHC Settlement Payments - PROGENITY CONFIDENTIAL INFORMATION

Clarke,

Please allow this e-mail to serve as agreement by United to accept the December 1st payment on or before December 18, 2020. This is the absolute latest this payment can be made, and if not received by United by that date, United will consider Progenity in breach of the settlement agreement.

This is a one-time extension that does not alter the remainder of the payment schedule as included in the settlement agreement. It also does not alter or change any rights or obligations under the settlement agreement.

Please contact me with any questions.

Grant Ellis Miller | Associate General Counsel

(office)                  (email)

(web) www.unitedhealthgroup.com